Consent of Independent Auditors



The Board of Trustees
Oppenheimer Capital Preservation Fund:

We consent to the use in this Registration Statement of Oppenheimer Capital Preservation Fund of our report dated June 15, 1999 included in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to our firm under the heading "Independent Auditors" appearing in the Statement of Additional Information.



/s/ KPMG LLP
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KPMG LLP

Denver, Colorado
September 13, 1999